SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2004

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88212	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard, Dalton, Georgia 30721

(Address of principal executive offices, including zip code)

(706) 259-9711

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On February 6, 2004, Collins & Aikman Floorcoverings, Inc. (the “Company”) announced that Darrel V. McCay is leaving his position as Vice President, Chief Financial Officer and Secretary of the Company, and as a Director of Tandus Group, effective immediately. The Company also announced that Stephen Powell has been promoted to Vice President of Finance and will serve as interim Chief Financial Officer until a decision is made regarding a permanent replacement. A copy of the related press release is attached.

Item 7.	Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release issued on February 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS & AIKMAN FLOORCOVERINGS, INC. (Registrant)
February 6, 2004

	By:	/s/ Edgar M. (Mac) Bridger

Edgar M. (Mac) Bridger President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued on February 6, 2004